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                                                         Exhibit No. EX-99.g.1.z

                                FORM OF AMENDMENT

                                 [JPMORGAN LOGO]

JPMORGAN CHASE BANK
4 New York Plaza
New York, NY 10004

April 29, 2004

UBS Relationship Funds
One North Wacker Drive
Chicago, IL 60606

     RE: AMENDMENT TO THE MULTIPLE SERVICES AGREEMENT SECURITIES LENDING AUTHORIZATION DATED JULY 15, 1997 - ADDITION OF A SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF A SERIES ON SCHEDULE A

Dear Sirs:

We refer to the Amendment to the Multiple Services Agreement Securities Lending Authorization dated July 15, 1997 (the "Securities Lending Authorization") between JPMorgan Chase Bank (the "Custodian"), as successor to the Morgan Stanley Trust Company, and UBS Relationship Funds (the "Client"). The parties hereby agree as follows:

     1. Schedule A is replaced in its entirety with Schedule A attached hereto.

The Multiple Services Agreement, as amended by this letter amendment, shall continue in full force and effect.

Please evidence your acceptance of the terms of this letter by signing below and returning one copy to Brian Fitzgerald, J.P. Morgan Investor Services Co., 73 Tremont St., Boston, MA 02108.

                                                    Very truly yours,

                                                    JPMORGAN CHASE BANK


                                                    By:
                                                        ------------------------
                                                    Name:  Brian K. Fitzgerald
                                                    Title: Vice President

Accepted and Agreed:

UBS RELATIONSHIP FUNDS


By:
    --------------------------
Name:  Paul H. Schubert
Title: Treasurer and Principal Accounting Officer




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                                   SCHEDULE A

                                                     MAXIMUM PERMISSIBLE     MAXIMUM PERMISSIBLE
                                                       LOAN PERCENTAGE -      LOAN PERCENTAGE -
ACCOUNT                                                   TOTAL FUND            SINGLE ISSUE
-------
UBS RELATIONSHIP FUNDS

UBS Global Securities Relationship Fund            33 1/3% of total assets

UBS U.S. Large-Cap Equity Value                    33 1/3% of total assets
   Relationship Fund

UBS Global Aggregate Bond Relationship Fund        33 1/3% of total assets

UBS U.S. Cash Management Prime Relationship
   Fund                                            33 1/3% of total assets

UBS U.S. Core Plus Relationship Fund               33 1/3% of total assets

UBS U.S. Large Cap Equity Relationship Fund        33 1/3% of total assets

UBS Large-Cap Select Equity Relationship Fund      33 1/3% of total assets

UBS U.S. Intermediate Cap Equity Relationship
   Fund                                            33 1/3% of total assets

UBS Small-Cap Equity Relationship Fund             33 1/3% of total assets

UBS International Equity Relationship Fund         33 1/3% of total assets

UBS U.S. Bond Relationship Fund                    33 1/3% of total assets

UBS Short Duration Relationship Fund               33 1/3% of total assets

UBS Short-Term Relationship Fund                   33 1/3% of total assets

UBS Emerging Markets Equity Relationship Fund      33 1/3% of total assets

UBS Enhanced Yield Relationship Fund               33 1/3% of total assets

UBS U.S. Treasury Inflation Protected Securities
   Relationship Fund                               33 1/3% of total assets

UBS High Yield Relationship Fund                   33 1/3% of total assets

UBS Defensive High Yield Relationship Fund         33 1/3% of total assets

UBS Emerging Markets Debt Relationship Fund        33 1/3% of total assets

UBS U.S. Securitized Mortgage Relationship Fund    33 1/3% of total assets

UBS Opportunistic Emerging Markets Debt
   Relationship Fund                               33 1/3% of total assets

UBS Opportunistic High Yield Relationship Fund     33 1/3% of total assets

UBS Corporate Bond Relationship Fund               33 1/3% of total assets

UBS All Country World Ex US Equity
   Relationship Fund                               33 1/3% of total assets

* U.S. Equity Securities                                                              80%
* All other Securities                                                               100%
